Alexander & Baldwin, Inc. Reports Third Quarter 2024 Results

HONOLULU, (October 24, 2024) /PRNewswire/—Alexander & Baldwin, Inc. (NYSE: ALEX) ("A&B" or "Company"), a Hawai‘i-based owner, operator and developer of high-quality commercial real estate in Hawai‘i, today announced net income available to A&B common shareholders of $19.0 million, or $0.26 per diluted share, and Commercial Real Estate ("CRE") operating profit of $22.8 million for the third quarter of 2024.
Q3 2024 Highlights
•Funds From Operations ("FFO") of $28.2 million, or $0.39 per diluted share / Adjusted FFO of $23.4 million, or $0.32 per diluted share
•CRE Same-Store Net Operating Income ("NOI") growth of 4.1% / CRE Same-Store NOI growth of 4.7% excluding collections of prior year reserves
•Leased occupancy as of September 30, 2024, was 94.0%
•Comparable blended leasing spreads for the improved portfolio were 15.3%
•Closed on the acquisition of an 81,500 square foot food and distribution facility.
Lance Parker, president and chief executive officer, stated: "I am pleased with our performance during the third quarter. Our portfolio continued to demonstrate organic growth and leasing demand was healthy, as evidenced by our CRE and Corporate FFO performance. Additionally, Land Operations generated strong FFO during the quarter. As a result, we are again raising our 2024 guidance. We also completed the acquisition of an industrial asset on Oahu, and took steps to ensure we have the tools available to support growth, including establishing a new at-the-market ("ATM") equity offering program to replace our previous program that expired and also took meaningful steps in the third quarter that enabled us to recast our revolving credit facility in the fourth quarter, extending our maturity date into 2028."

Financial Results for Q3 2024
•Net income available to A&B common shareholders and diluted earnings per share available to A&B shareholders for the third quarter of 2024 were $19.0 million and $0.26 per diluted share, respectively, compared to $14.6 million and $0.20 per diluted share in the same quarter of 2023.
•FFO and FFO per diluted share for the third quarter of 2024 were $28.2 million and $0.39 per diluted share, respectively, compared to $21.2 million and $0.29 per diluted share in the same quarter of 2023.
◦CRE and Corporate-related FFO per diluted share for the third quarter of 2024 was $0.28 per diluted share compared to $0.25 per diluted share in the same quarter of 2023.
•Adjusted FFO and Adjusted FFO per diluted share for the third quarter of 2024 were $23.4 million and $0.32 per diluted share, respectively, compared to $17.4 million and $0.24 per diluted share in the same quarter of 2023.
•Selling, general and administrative expense decreased by $0.2 million, or 1.7%, to $7.4 million, from $7.6 million in the same quarter of 2023.
CRE Highlights for Q3 2024
•CRE operating revenue for the third quarter of 2024 increased by $1.2 million, or 2.4%, to $49.4 million, from $48.2 million in the same quarter of 2023.
•CRE operating profit for the third quarter of 2024 increased by $2.2 million, or 10.6%, to $22.8 million, from $20.6 million in the same quarter of 2023.

•CRE NOI for the third quarter of 2024 increased by $1.4 million, or 4.4%, to $32.4 million, from $31.0 million in the same quarter of 2023.
•CRE Same-Store NOI for the third quarter of 2024 increased by $1.3 million, or 4.1%, to $32.2 million, from $30.9 million in the same quarter of 2023.
◦Collections of prior year reserves in the third quarter of 2024 were $0.3 million compared to $0.5 million in the same quarter of 2023.
•During the third quarter of 2024, the Company executed a total of 71 improved-property leases, covering approximately 182,100 square feet of gross leasable area ("GLA").
•Comparable leasing spreads in our improved property portfolio were 15.3% for the third quarter of 2024, which included 18.2% for retail spaces and 9.9% for industrial spaces.
•Leasing activity related to our improved property portfolio during the third quarter of 2024 included:
◦Six leases at Queens' Marketplace totaling approximately 30,000 square feet of GLA and $2.3 million of annualized base rent ("ABR").
◦12 leases related to properties located in Kailua, including Aikahi Park Shopping Center, totaling approximately 26,000 square feet of GLA and $0.9 million of ABR.
◦Five leases at Waipio Shopping Center totaling approximately 16,000 square feet of GLA and $0.7 million of ABR.
◦One lease at Komohana Industrial Park totaling approximately 31,000 square feet of GLA and $0.5 million of ABR.
•Overall leased occupancy was 94.0% as of September 30, 2024, an increase of 10 basis points compared to June 30, 2024, and a decrease of 60 basis points compared to September 30, 2023.
◦Leased occupancy in the retail portfolio was 92.9% as of September 30, 2024, an increase of 10 basis points compared to June 30, 2024, and a decrease of 110 basis points compared to September 30, 2023.
◦Leased occupancy in the industrial portfolio was 97.4% as of September 30, 2024, an increase of 30 basis points compared to June 30, 2024, and an increase of 60 basis points compared to September 30, 2023.
•Same-Store leased occupancy was 94.8% as of September 30, 2024, flat compared to June 30, 2024, and a decrease of 80 basis points compared to September 30, 2023.
◦Same-Store leased occupancy in the retail portfolio was 94.1% as of September 30, 2024, an increase of 10 basis points compared to June 30, 2024, and a decrease of 130 basis points compared to September 30, 2023.
◦Same-Store leased occupancy in the industrial portfolio was 97.2% as of September 30, 2024, an increase of 20 basis points compared to June 30, 2024, and an increase of 50 basis points compared to September 30, 2023.
CRE Investment Activity for Q3 2024
•On September 20, 2024, the Company closed on the off-market acquisition of an 81,500-square-foot distribution facility for $29.7 million. The facility is fully leased to Hansen Distribution Group, a broadline food service subsidiary of C&S Wholesale Grocers and was an opportunity to recycle capital from Waipouli Town Center which was sold in October 2024.
•The permitting process continues for the 29,550-square-foot warehouse and distribution center at Maui Business Park II. The single-user space includes 32' clear height and can accommodate up to 14 dock-high loading bays. Construction of this pre-leased space will begin in early 2025, with an in-service date expected in late 2025.
Land Operations
•Land Operations operating profit was $7.9 million for the quarter ended September 30, 2024, compared to an operating profit of $2.9 million for the quarter ended September 30, 2023. The increase in operating profit from the prior year quarter is due primarily to higher unimproved land and development lot sales, including an 81-acre parcel on Maui and one Maui Business Park lot, as well as higher legacy joint venture income in the third quarter of 2024 as compared to the same quarter in 2023.
Balance Sheet, Capital Markets Activities, and Liquidity
•As of September 30, 2024, the Company had an equity market capitalization of $1.4 billion and $472.2 million in total debt, for a total market capitalization of approximately $1.9 billion. The Company's debt-to-total market capitalization was 25.3% as of September 30, 2024. The Company's debt has a weighted-average maturity of 2.9 years.

•Including the effects of interest rate swaps, at quarter end, the Company had a weighted-average interest rate of 4.58% and 96.8% of the Company's debt was at fixed rates.
•In the third quarter of 2024, the Company's previously established ATM equity offering program (the "2021 ATM") expired. On August 13, 2024, the Company established a new ATM (the "2024 ATM") to issue and sell common stock up to an aggregate offering price of $200.0 million. The Company did not sell any shares under the 2021 ATM or 2024 ATM in the current year.
•As of September 30, 2024, the Company had total liquidity of $445.9 million, consisting of cash on hand of $17.9 million and $428.0 million available on its revolving line of credit.
•Net Debt to Trailing Twelve Months ("TTM") Consolidated Adjusted EBITDA was 3.6 times as of September 30, 2024, with TTM Consolidated Adjusted EBITDA of $124.8 million for the period ended September 30, 2024.
•Subsequent to quarter end, the Company amended its revolving credit facility, which extends the term of the facility to October 2028 with two six-month extension options and provides for $450.0 million of borrowing capacity. The interest rate under the amended revolving credit facility remains unchanged from the prior facility at a rate of SOFR plus 1.15%, based on a pricing grid and a SOFR adjustment.
•The Company paid a third quarter 2024 dividend of $0.2225 per share on October 7, 2024.
•Consistent with historical practice, the Company's Board plans to declare a fourth quarter 2024 dividend in December 2024, with payment in January 2025.
2024 Full-Year Guidance
The Company revised its 2024 Full-Year guidance as follows:

		2024 Guidance
	Q3 YTD	Revised	Prior
Net Income (Loss) available to A&B common shareholders per diluted share	$0.66	$0.74 to $0.82	$0.64 to $0.73
FFO per diluted share	$1.07	$1.27 to $1.35	$1.17 to $1.26
Adjusted FFO per diluted share	$0.91	$1.05 to $1.12	$0.99 to $1.08
CRE Same-Store NOI growth %	3.0%	1.75% to 2.75%	1.25% to 2.25%
CRE Same-Store NOI growth %, excluding collections of prior year reserves	3.4%	2.25% to 3.15%	2.10% to 3.10%
FFO per diluted share guidance is comprised of:

		2024 Guidance
	Q3 YTD	Revised	Prior
FFO per share related to CRE and Corporate	$0.85	$1.07 to $1.11	$1.04 to $1.08
FFO per share related to Land Operations	$0.22	$0.20 to $0.24	$0.13 to $0.18
FFO per diluted share	$1.07	$1.27 to $1.35	$1.17 to $1.26

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately four million square feet of commercial space in Hawai‘i, including 21 retail centers, 14 industrial assets and four office properties, as well as 142 acres of ground lease assets. Over its 154-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries.

Learn more about A&B at www.alexanderbaldwin.com.

Contact:
Jordan Hino
(808) 525-8475
investorrelations@abhi.com

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
SEGMENT DATA & OTHER FINANCIAL INFORMATION
(amounts in thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating Revenue:
Commercial Real Estate	$49,381	$48,232	$147,477	$145,635
Land Operations	12,563	4,263	26,716	10,366
Total operating revenue	61,944	52,495	174,193	156,001
Operating Profit (Loss):
Commercial Real Estate	22,829	20,649	67,421	64,206
Land Operations	7,881	2,878	15,980	4,485
Total operating profit (loss)	30,710	23,527	83,401	68,691
Interest expense	(5,680)	(6,077)	(17,119)	(16,975)
Corporate and other expense	(5,651)	(5,445)	(14,833)	(19,410)
Income (Loss) from Continuing Operations Before Income Taxes	19,379	12,005	51,449	32,306
Income tax benefit (expense)	(75)	—	(174)	(7)
Income (Loss) from Continuing Operations	19,304	12,005	51,275	32,299
Income (loss) from discontinued operations, net of income taxes	(300)	3,894	(3,181)	3,902
Net Income (Loss)	19,004	15,899	48,094	36,201
Loss (income) attributable to discontinued noncontrolling interest	—	(1,250)	—	(2,883)
Net Income (Loss) Attributable to A&B Shareholders	$19,004	$14,649	$48,094	$33,318

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.27	$0.16	$0.71	$0.44
Discontinued operations available to A&B shareholders	(0.01)	0.04	(0.05)	0.02
Net income (loss) available to A&B shareholders	$0.26	$0.20	$0.66	$0.46

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.27	$0.16	$0.70	$0.44
Discontinued operations available to A&B shareholders	(0.01)	0.04	(0.04)	0.02
Net income (loss) available to A&B shareholders	$0.26	$0.20	$0.66	$0.46

Weighted-Average Number of Shares Outstanding:
Basic	72,630	72,623	72,597	72,597
Diluted	72,817	72,844	72,718	72,800

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$19,298	$11,984	$51,257	$32,217
Discontinued operations available to A&B common shareholders	(300)	2,644	(3,181)	1,019
Net income (loss) available to A&B common shareholders	$18,998	$14,628	$48,076	$33,236

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands; unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
Real estate investments
Real estate property	$1,644,293	$1,609,013
Accumulated depreciation	(249,281)	(227,282)
Real estate property, net	1,395,012	1,381,731
Real estate developments	54,696	58,110
Investments in real estate joint ventures and partnerships	5,907	6,850
Real estate intangible assets, net	32,564	36,298
Real estate investments, net	1,488,179	1,482,989
Cash and cash equivalents	17,919	13,517
Restricted cash	236	236
Accounts receivable, net	3,501	4,533
Goodwill	8,729	8,729
Other receivables, net	12,607	23,601
Prepaid expenses and other assets	104,795	98,652
Assets held for sale	14,036	13,984
Total assets	$1,650,002	$1,646,241

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$472,179	$463,964
Accounts payable	4,910	5,845
Accrued post-retirement benefits	8,173	9,972
Deferred revenue	72,499	70,353
Accrued and other liabilities	94,059	93,096

Equity	998,182	1,003,011
Total liabilities and equity	$1,650,002	$1,646,241

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOWS
(amounts in thousands; unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash Flows from Operating Activities:
Net income (loss)	$48,094	$36,201
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Loss (income) from discontinued operations	3,181	(3,902)
Depreciation and amortization	26,979	27,572
Provision for credit losses	(628)	—
Loss (gain) from disposals, net	(2,148)	(1,117)
Impairment of assets	—	649
Loss (gain) on de-designated interest rate swap valuation adjustment	(3,675)	—
Share-based compensation expense	3,654	5,283
Loss (income) related to joint ventures, net of operating cash distributions	(3,062)	(1,851)
Changes in operating assets and liabilities:
Trade and other receivables	(611)	(92)
Prepaid expenses and other assets	(3,649)	(3,531)
Development/other property inventory	8,018	(1,518)
Accrued post-retirement benefits	(1,798)	(10)
Accounts payable	(1,188)	258
Accrued and other liabilities	2,225	(2,179)
Operating cash flows from continuing operations	75,392	55,763
Operating cash flows from discontinued operations	(1,718)	(12,150)
Net cash provided by (used in) operations	73,674	43,613

Cash Flows from Investing Activities:
Capital expenditures for acquisitions	(29,826)	(9,464)
Capital expenditures for property, plant and equipment	(11,878)	(13,595)
Proceeds from disposal of assets	41	3,294
Payments for purchases of investments in affiliates and other investments	(158)	(236)
Distributions of capital and other receipts from investments in affiliates and other investments	974	1
Investing cash flows from continuing operations	(40,847)	(20,000)
Investing cash flows from discontinued operations	15,000	647
Net cash provided by (used in) investing activities	(25,847)	(19,353)

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable and other debt	60,000	—
Payments of notes payable and other debt and deferred financing costs	(86,785)	(33,674)
Borrowings (payments) on line-of-credit agreement, net	35,000	69,000
Cash dividends paid	(48,822)	(64,249)
Repurchases of common stock and other payments	(2,818)	(3,576)
Financing cash flows from continuing operations	(43,425)	(32,499)
Financing cash flows from discontinued operations	—	(10,721)
Net cash provided by (used in) financing activities	(43,425)	(43,220)

Cash, Cash Equivalents, Restricted Cash, and Cash included in Assets Held for Sale
Net increase (decrease) in cash, cash equivalents, restricted cash, and cash included in assets held for sale	4,402	(18,960)
Balance, beginning of period	13,753	34,409
Balance, end of period	$18,155	$15,449

USE OF NON-GAAP FINANCIAL MEASURES
The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

NOI and Same-Store NOI

NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. Management believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP); by non-cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other income, expenses, gains, or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). Management believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contract-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company's Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date. Management believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).

Reconciliations of CRE operating profit to CRE NOI, Same-Store NOI and Same-Store NOI Excluding Collections of Amounts Reserved in Previous Years are as follows:

	Three Months Ended September 30,
(amounts in thousands; unaudited)	2024	2023	Change
CRE Operating Profit	$22,829	$20,649	$2,180
Depreciation and amortization	8,932	9,166	(234)
Straight-line lease adjustments	(564)	(849)	285
Favorable/(unfavorable) lease amortization	(103)	(334)	231
Termination fees and other	8	(132)	140
Interest and other income (expense), net	(26)	159	(185)
Impairment losses	—	649	(649)
Selling, general, administrative	1,292	1,703	(411)
NOI	32,368	31,011	1,357
Less: NOI from acquisitions, dispositions, and other adjustments	(212)	(132)	(80)
Same-Store NOI	32,156	30,879	1,277
Less: Collections of amounts reserved in previous years	(310)	(460)	150
Same-Store NOI excluding collections of amounts reserved in prior years	$31,846	$30,419	$1,427
The forward looking guidance included in this release includes certain forward-looking information, including CRE Same-Store NOI growth % and CRE Same-Store NOI growth %, excluding collections of prior year reserves, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking CRE Same-Store NOI growth % amounts to the most directly comparable GAAP financial measure. These forward-looking same-store calculations include only activity from properties owned for comparable periods. We are unable, without unreasonable effort, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items, including but not limited to, (i) occupancy changes; (ii) terms for new and renewal leases; (iii) collections from tenants; and (iv) other nonrecurring/unplanned income or expense items. These items are inherently uncertain and depend on various factors, many of which are beyond our control, and the unavailable components could have a significant impact on our future financial results.

Funds From Operations and Adjusted Funds From Operations
Management believes that FFO serves as a supplemental measure to net income calculated in accordance with GAAP for comparing its performance and operations to those of other REITs because it excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, which assumes that the value of real estate assets diminishes predictably over time instead of fluctuating with market conditions, and items that can make periodic or peer analysis more difficult, such as gains and losses from the sale of CRE properties, impairment losses related to CRE properties, and income (loss) from discontinued operations. Management believes that FFO more accurately provides an investor an indication of our ability to incur and service debt, make capital expenditures and fund other needs.
The Company has been executing a simplification strategy to focus on the growth and expansion of its commercial real estate portfolio in Hawai‘i by monetizing its legacy assets and operations. The sale of Grace Pacific, LLC and the Company-owned quarry land on Maui in 2023 marked the culmination of the Company’s simplification strategy. Although the Company has some remaining legacy assets to be monetized, investors and analysts now view the Company as a pure-play REIT. In order to enhance comparability to other REITs, the Company provides an additional performance metric, Adjusted FFO, to further adjust FFO to exclude the effects of certain items not related to ongoing property operations. Adjusted FFO is a widely recognized measure of the property operations of REITs and may be more useful than FFO in evaluating the operating performance of the Company’s properties over the long term, as well as enabling investors and analysts to assess performance in comparison to other real estate companies

FFO and Adjusted FFO do not represent alternatives to net income calculated in accordance with GAAP and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. In addition, FFO and Adjusted FFO do not represent and should not be considered alternatives to cash generated from operating activities determined in accordance with GAAP, nor should they be used as measures of the Company’s liquidity, or cash available to fund the Company’s needs or pay distributions. FFO and Adjusted FFO should be considered only as supplements to net income as a measure of the Company’s performance.

The Company presents both non-GAAP measures and reconciles FFO to the most directly-comparable GAAP measure, Net Income (Loss) available to A&B common shareholders, and FFO to Adjusted FFO. The Company's FFO and Adjusted FFO may not be comparable to such metrics reported by other REITs due to possible differences in the interpretation of the current Nareit definition used by such REITs.

Reconciliations of net income (loss) available to A&B common shareholders to FFO and Adjusted FFO are as follows:

	Three Months Ended September 30,
(amounts in thousands; unaudited)	2024	2023
Net Income (Loss) available to A&B common shareholders	$18,998	$14,628
Depreciation and amortization of commercial real estate properties	8,932	9,166
(Income) loss from discontinued operations, net of income taxes	300	(3,894)
Income (loss) attributable to discontinued noncontrolling interest	—	1,250
FFO	28,230	$21,150
Add (deduct) Adjusted FFO defined adjustments
Impairment losses - abandoned development costs	$—	$649
Non-cash changes to liabilities related to legacy operations[1]	—	200
Provision for current expected credit losses	(628)	—
Legacy joint venture (income)/loss[2]	(2,142)	(950)
Amortization of share-based compensation	1,266	1,023
Maintenance capital expenditures[3]	(2,503)	(3,463)
Leasing commissions paid	(389)	(293)
Straight-line lease adjustments	(564)	(849)
Amortization of net debt premiums or discounts and deferred financing costs	247	243
Amortization of above and below-market leases, net	(103)	(280)
Adjusted FFO	$23,414	$17,430

[1] Primarily related to environmental reserves associated with legacy business activities in the Land Operations segment.
[2] Includes joint ventures engaged in legacy business activities within the Land Operations segment.
[3] Includes ongoing maintenance capital expenditures only.

Reconciliations of net income (loss) available to A&B common shareholders per diluted share, to both the forward-looking range of FFO per diluted share and the forward-looking range of Adjusted FFO per diluted share, are as follows:

Reconciliations of Net Income available to A&B common shareholders to FFO and Adjusted FFO

	Nine Months Ended September 30, 2024	Full-Year 2024 Estimate - Revised[1]		Full-Year 2024 Estimate - Prior[1]
		Low	High

Net Income (Loss) available to A&B common shareholders per diluted share	$0.66	$0.74	$0.82	$0.64		$0.73
Depreciation and amortization of commercial real estate properties	0.37	0.49	0.49	0.49		0.49
(Income) loss from discontinued operations, net of income taxes	0.04	0.04	0.04	0.04		0.04
FFO per diluted share	$1.07	$1.27	$1.35	$1.17	1.17	$1.26
Add (deduct) Adjusted FFO defined adjustments
Amortization of share-based compensation	0.05	0.06	0.06	0.07		0.07
Maintenance capital expenditures	(0.11)	(0.18)	(0.16)	(0.17)		(0.15)
Legacy joint venture (income)/loss	(0.05)	(0.05)	(0.07)	(0.02)		(0.03)
Leasing commissions paid	(0.01)	(0.02)	(0.02)	(0.02)		(0.02)
Straight-line lease adjustments	(0.03)	(0.03)	(0.04)	(0.03)		(0.04)
Amortization of net debt premiums or discounts and deferred financing costs	0.01	0.02	0.02	0.02		0.02
Other[2]	(0.02)	(0.02)	(0.02)	(0.03)		(0.03)
Adjusted FFO per diluted share	$0.91	$1.05	$1.12	$0.99		$1.08

FFO per share related to CRE and Corporate	$0.85	$1.06	$1.11	$1.04		$1.08
FFO per diluted share related to Land Operations[3]	0.22	0.20	0.24	0.13		0.18
FFO per diluted share	$1.07	$1.27	$1.35	$1.17		$1.26

[1] The full-year 2024 estimate reflects guidance as of the date of this earnings release and assumes that diluted shares equal the latest year-to-date ending amount.
[2] Other adjustments in the Adjusted FFO reconciliation include non-recurring and other items that are not forecasted for guidance purposes such as, but not limited to, gains or losses related to the sale of legacy businesses, non-cash changes to liabilities related to legacy operations, fair value adjustments related to interest rate swaps, provision for current expected credit losses, and non-recurring financing charges. Actual results are included in the full-year estimate once recorded.

3 FFO per diluted share related to Land Operations is equal to Land Operations operating profit (loss) divided by diluted shares, as there are no reconciling items between Land Operations operating profit (loss) and FFO for the Land Operations segment.

Net Debt

Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets.

A reconciliation of the Company's Net Debt is as follows.

	September 30,	December 31,
(amounts in thousands; unaudited)	2024	2023
Debt
Secured debt	$128,572	$189,713
Unsecured term debt	271,607	237,251
Unsecured revolving credit facility	72,000	37,000
Total debt	472,179	463,964
Net unamortized deferred financing cost / discount (premium)	329	149
Cash and cash equivalents	(17,919)	(13,517)
Net debt	$454,589	$450,596

EBITDA and Adjusted EBITDA

The Company may report various forms of EBITDA (e.g. Consolidated EBITDA, Consolidated Adjusted EBITDA, and Land Operations EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations.

The Company also adjusts Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business).

As an illustrative example, the Company identified non-cash impairment as non-recurring, infrequent or unusual items that are not expected to recur in the consolidated or segment’s normal operations. By excluding these items from Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliations of the Company's consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA are as follows:

	TTM September 30,	TTM December 31,
(amounts in thousands, unaudited)	2024	2023
Net Income (Loss)	$44,856	$32,963
Adjustments:
Depreciation and amortization	36,198	36,791
Interest expense	23,107	22,963
Income tax expense (benefit)	202	35
Interest expense related to discontinued operations	12	496
Consolidated EBITDA	104,375	93,248
Asset impairments	4,119	4,768
(Gain)/loss on fair value adjustments related to interest rate swaps	(957)	2,718
Non-recurring financing charges	2,350	—
(Income) loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense	14,918	7,351
Consolidated Adjusted EBITDA	$124,805	$108,085

FORWARD-LOOKING STATEMENTS

Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, the evaluation of alternatives by the Company related to its non-core assets, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. The information in this release should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.